UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 1, 2010

BLOCKBUSTER INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

001-15153	52-1655102
(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Elm Street, Dallas, Texas	75270
(Address of Principal Executive Offices)	(Zip Code)

(214) 854-3000

Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

In accordance with the provisions of that certain Indenture, dated as of August 20, 2004 (as supplemented, the “Indenture”), by and among Blockbuster Inc. (the “Company”), its subsidiary guarantors party thereto, and The Bank of New York Trust Company, N.A., as Trustee, in respect of the Company’s 9% Senior Subordinated Notes due 2012 (the “Junior Notes”), semiannual interest payments are to be made on the Junior Notes on March 1 and September 1 of each year. However, pursuant to Section 10.03 of the Indenture, the Company is prohibited from paying interest on the Junior Notes if any Designated Senior Indebtedness (as defined in the Indenture) of the Company is not paid in full in cash when due.

On July 1, 2010, the Company failed to redeem a portion of its 11.75% Senior Secured Notes due 2014 (the “Senior Notes”) or to make its scheduled interest payment on the Senior Notes. As a result, the Company is prohibited from making, and did not make, its scheduled interest payment on the Junior Notes on September 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Blockbuster Inc. has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

BLOCKBUSTER INC.

By:	/s/ Bruce W. Lewis
Bruce W. Lewis
Senior Vice President and Principal Accounting Officer

Date:	September 2, 2010

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